UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 18, 2016 (May 13, 2016)

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

157 Church Street New Haven, CT	06506
(Address of principal executive offices)	(Zip Code)

Telephone: (207) 688-6363

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 13, 2016, Avangrid, Inc. (“AVANGRID”) entered into (i) a Commercial Paper/Certificates of Deposit Issuing and Paying Agent Agreement (“Agency Agreement”) with Bank of America, National Association (“BOA”) to facilitate AVANGRID’s Commercial Paper Program, and (ii) Commercial Paper Dealer Agreements (“Dealer Agreements”) with each of J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Mizuho Securities, Inc. and Mitsubishi UFJ Securities (USA), Inc. (each a “Dealer”), under which each of these Dealers may act as dealer of the commercial paper issued under AVANGRID’s Commercial Paper Program.

The Agency Agreement provides that BOA shall act as agent for AVANGRID in connection with the issuance and payment of commercial paper notes, which are unsecured short-term promissory notes (“Notes”), that may be issued or sold by AVANGRID in transactions exempt from registration under federal or state securities laws. The Notes will be book-entry obligations evidenced by a master note. In addition to providing for the issuance and payment of the Notes, the Agency Agreement also contains customary representations, warranties and indemnification provisions. The Notes will be the direct financial obligation of AVANGRID upon their issuance pursuant to the Agency Agreement. At May 18, 2016, AVANGRID had not issued any Notes.

The Dealer Agreements provide the terms under which the respective Dealers will either purchase from AVANGRID or arrange for the sale by AVANGRID of the Notes pursuant to exemptions from federal and state securities laws. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The Notes will be sold at a discount from par or, alternatively, will be sold at par and bear interest at rates that will vary based upon market conditions at the time of the issuance of the Notes. The Dealer Agreements contain certain events of default including, among other things: non-payment of principal, interest or fees; violation of covenants; invalidity of any loan document; material judgments; and bankruptcy and insolvency events, subject in certain instances to cure periods. The Notes will not contain any provision for extension, renewal or automatic “rollover.” The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Agency Agreement and the Dealer Agreements and related matters is qualified in its entirety by reference to the text of the Agency Agreement and a form of Dealer Agreement, copies of which will be filed by AVANGRID as exhibits to its Quarterly Report on Form 10-Q for the period ending June 30, 2016. In accordance with Instruction 2 to Item 601 of Regulation S-K, AVANGRID will file only a form of Dealer Agreement, as the other agreements are substantially identical in all material respects except as to the parties thereto and the notice provisions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed above under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.
(Registrant)

Dated: May 19, 2016	By:	/s/ R. Scott Mahoney
	Name:	R. Scott Mahoney
	Title:	Senior Vice President – General Counsel, Secretary and Chief Compliance Officer